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                                                                  Exhibit (a)(1)

                            ARTICLES OF INCORPORATION

                                       OF

                       NEW YORK LIFE MFA SERIES FUND, INC.

                                    ARTICLE I

         THE UNDERSIGNED, Franklin Ciaccio, whose post office address is 372 Park Avenue South, New York, New York 10010, being at least 18 years of age, does hereby act as an incorporator, under and by virtue of the Maryland General Corporation Law authorizing the formation of corporations, and with the intention of forming a corporation.

                                   ARTICLE II

                                      NAME

         The name of the Corporation is NEW YORK LIFE MFA SERIES FUND, INC.

                                   ARTICLE III

                               PURPOSE AND POWERS

         The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

                  (1) to conduct and carry on the business of an investment company of the management type;

                  (2) to hold, invest and reinvest its assets in securities or other investments, and in connection therewith to hold part or all of its assets in cash;

                  (3) to issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the Maryland General Corporation Law and
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         by these Articles of Incorporation, as its Board of Directors may
         determine;

                  (4) to redeem, retire, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the Maryland General Corporation Law and by these Articles of Incorporation;

                  (5) to engage in any or all other lawful business for which corporations may be incorporated under the Maryland General Corporation Law; and

                  (6) to do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of any of the foregoing purposes or objects; and to do any and all such acts, either as principal or in the capacity of agent, broker, factor, contractor or otherwise.

         The Corporation shall be authorized to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force, and the enumeration or the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT

         The post-office address of the principal office of the Corporation in Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The resident agent

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of the Corporation in Maryland is The Corporation Trust Incorporated, a Maryland
corporation, and the post-office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                                    ARTICLE V

                                  CAPITAL STOCK

         (1) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is ONE BILLION (1,000,000,000) shares, par value One Cent ($0.01) per share, having an aggregate par value of TEN MILLION DOLLARS ($10,000,000). Three Hundred Million (300,000,000) of such shares shall be issued in the following classes (or "series") of common stock comprising One Hundred Million (100,000,000) shares each, and bearing the following designations, subject however, to the authority herein granted to the Board of Directors to increase or decrease any such number of shares:

                  (i)      Common Stock Portfolio

                  (ii)     Bond Portfolio

                  (iii)    Money Market Portfolio

The balance of Seven Hundred Million (700,000,000) shares may be issued in any class or classes, each comprising such number of shares and having such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shall be fixed and determined, from time to time, by resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors, to whom authority to fix and determine the same is hereby expressly granted (all without the vote or consent of the stockholders of the Corporation).

         (2) The Board of Directors is hereby authorized (subject to applicable laws) to change

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the designation of any class, and to increase or decrease the number of shares of any class, but the number of shares of any class shall not be decreased by the Board of Directors below the number of shares thereof then outstanding. The Board may classify or reclassify any unissued shares into one or more classes that may be established and designated from time to time.

         (3) The holders of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the class, then standing in his name on the books of the Corporation. On any matter submitted to a vote of the stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class, except (i) when otherwise required by law, and (ii) if the Board of Directors, in its sole discretion, determines that any matter concerns only one or more particular classes, it may direct that only holders of that class or those classes may vote on the matter.

         (4) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately, to the respective fractions represented thereby, all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

         (5) Each share of stock of a class shall have the same rights, privileges and preferences with respect to the assigned assets of such class and shall be entitled to participate equally in any dividends as may be declared as each other share of stock of that class. Each fractional share of stock of a class shall have proportionately the same rights, privileges and

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preferences to the assigned assets of such class as a whole share and shall participate proportionately in dividends as declared.

         (6) Each class of stock of the Corporation shall have the following powers, preferences or other special rights, except as the Board of Directors may provide in classifying or reclassifying any unissued shares of such stock and except as may be otherwise provided herein, and the qualifications, restrictions, and limitations thereof shall be as follows:

                  (i) all consideration received by the Corporation for the issue or sale of shares of stock of a particular class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form, shall constitute assets of that class, as opposed to other classes of the Corporation, subject only to the rights of creditors, and are herein referred to as assets "belonging to" that class. Any assets, income, earnings, profits, and proceeds thereof, and funds or payments which are not readily identifiable as belonging to any particular class, shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the classes established and designated, from time to time, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable;

                  (ii) the Board of Directors may, from time to time, declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors, giving due consideration to the interests of the Corporation as a

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whole. Pursuant to the foregoing:

                  (a) dividends or distributions on shares of any class of stock shall be paid only out of surplus or other lawfully available assets determined by the Board of Directors as belonging to such class; and

                  (b) inasmuch as the Corporation intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or statute comparable thereto, and regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for Federal income tax in respect of that year. In furtherance, and not in limitation of the foregoing, in the event that a class of shares has a net capital loss for a fiscal year, and to the extent that a net capital loss for a fiscal year offsets net capital gains from one or more of the other classes, the amount to be deemed available for distribution to the class or classes with the net capital gain may be reduced by the amount offset;

                  (iii) the assets belonging to any class of stock shall be charged with the liabilities in respect to such class, and shall also be charged with its share of the general liabilities of the Corporation in proportion to the net asset value of the

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         respective classes before allocation of general liabilities. However, the decision of the Board of Directors as to the amount of assets and liabilities belonging to the Corporation, and their allocation to a given class or classes shall be final and conclusive;

                  (iv) in the event of the liquidation of the Corporation, the stockholders of each class that has been established and designated shall be entitled to receive, as a class, the excess of the assets belonging to that class over the liabilities belonging to that class. The assets so distributable to the stockholders of any particular class shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation. Any assets not readily identifiable as belonging to any particular class shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the classes established and designated, as provided herein. Any such allocation by the Board of Directors shall be conclusive and binding for all purposes; and

                  (v) all shares of stock of the Corporation shall have the redemption rights provided for in Article VII.

         (7) The shares of stock of the Corporation are issued and sold, and all persons who shall acquire stock of the Corporation shall acquire the same, subject to the condition and understanding that the provisions of these Articles of Incorporation, as from time to time amended, shall be binding upon them.


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                                   ARTICLE VI

                PROVISIONS FOR DEFINING, LIMITING, AND REGULATING

                    CERTAIN POWERS OF THE CORPORATION AND OF

                         THE DIRECTORS AND STOCKHOLDERS

         (1) The number of directors of the Corporation shall be five (5), which number may be increased or decreased pursuant to the By-Laws of the Corporation but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors who shall act until the first annual meeting and until their successors are duly elected and qualify are:

                             John H. Fischer

                             Daniel Herrick

                             William E. Keiter

                             James Quigg Newton, Jr.

                             Donald K. Ross

         (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance, from time to time, of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (all without the vote or consent of the stockholders of the Corporation).

         (3) No holder of stock of the Corporation shall, as such holder, have any pre-emptive or other right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issuance thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

         (4) The business and affairs of the Corporation shall be managed under the direction

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of the Board of Directors which shall have and may exercise all powers of the
Corporation, except those powers which are by law, by these Articles of Incorporation or by the By-Laws, conferred upon or reserved to the stockholders. In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have the power:

                  (i) to make, alter and repeal the By-Laws of the Corporation; and

                  (ii) from time to time, to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves for working capital or for any other proper purpose or purposes, and to reduce, abolish or add to any such reserve or reserves, from time to time, as the Board of Directors may deem to be in the best interests of the Corporation, and to determine, in its discretion, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared as dividends and paid to the stockholders of the Corporation.


         (5) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or of any class of the stock of the Corporation entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon, subject to applicable laws and regulations as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto.

         (6) Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles, by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability

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for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the establishment or designation of procedures or methods to be employed for valuing any asset of the Corporation and as to the value of any asset, as to the allocation of any asset of the Corporation to a particular class or classes of the stock of the Corporation, as to the funds available for the declaration of dividends and as to the declaration of dividends, as to the charging of any liability of the Corporation to a particular class or classes of the stock of the Corporation, as to the number of shares of any class or classes of the outstanding stock of the Corporation, as to the estimated expense to the Corporation in connection with purchases or redemptions of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, purchase or redemption or other acquisition or disposition of investments or shares of the Corporation, or the determination of the net asset value per share of shares of any class of the stock of the Corporation, shall be final and conclusive.

                                   ARTICLE VII

                              REDEMPTION OF SHARES

                  (1) Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, at the redemption price of such shares, as in effect from time to time, subject to the right of the Board of Directors of the


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Corporation to suspend the right of redemption of shares of capital stock of the
Corporation or postpone the time of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by, or pursuant to the direction of the Board of Directors of the Corporation, from time to time, in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Redemption shall be conditional upon the Corporation having funds legally available therefor.
Payment of the redemption price shall be made in cash or by check on current funds, or in assets other than cash, by the Corporation, at such time and in such manner as may be determined, from time to time, by the Board of Directors of the Corporation.

         (2) If the Board of Directors determines that the net asset value per share of any class or classes of the stock of the Corporation should remain constant, the Corporation may declare, pay and credit as dividends daily the net income of the Corporation (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the accounting and portfolio valuation policies of the Corporation) allocated to that class. If the amount so determined for any day is negative, the Corporation may, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per share of the class, redeem pro rata from all the stockholders of record of shares of the class or classes at the time of such redemption (in proportion to their respective holdings thereof) such number of outstanding shares of the class, or fractions thereof, as shall be required to permit the net asset value per share of the class to remain constant.


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         (3) If, in the sole determination of the Board of Directors, the continuation of the offering of the shares of any one or more classes is no longer in the best interests of the Corporation, i.e., due to changed market conditions, the development of regulatory problems or low participation in a class of stock of the Corporation, the Corporation may cease the offering of such shares and may, by majority vote of the Board of Directors, require the redemption of all outstanding shares of stock of such class or classes, upon thirty (30) days prior written notice to the stockholders, all subject to the requirements of these Articles of Incorporation, applicable securities laws and regulations and the Maryland General Corporation Law.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         The Corporation shall indemnify its currently acting and former directors and officers to the maximum extent permitted by the Maryland General Corporation Law.

                                   ARTICLE IX

                                    AMENDMENT

         The Corporation reserves the right to alter, amend, or repeal any provisions contained in these Articles of Incorporation, from time to time, including any amendment which alters the contract rights of any outstanding stock, at any time in the manner now or hereafter prescribed by the laws of Maryland, and all rights conferred herein upon the stockholders of the Corporation are granted subject to such reservation.

         IN WITNESS WHEREOF, the undersigned incorporator of NEW YORK LIFE MFA SERIES FUND, INC. hereby executes the foregoing Articles of Incorporation and acknowledges

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the same to be his act.

Dated: May 31, 1983                           ______________________________
                                              Franklin Ciaccio
                                              372 Park Avenue South
                                              New York, New York 10010


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